                                                                    EXHIBIT 23.1

The Stockholders
Delta Funding Corporation:

We consent to the use of our report included herein and to the reference to our firm under the headings 'Selected Financial Data' and 'Experts' in the Prospectus.

KPMG PEAT MARWICK LLP

New York, New York
October 25, 1996